Exhibit 10.5

Supplemental Executive

Retirement Plan for Officers of Northeast Utilities System Companies

Amended and Restated effective January 1, 2009

ARTICLE I

PURPOSE

The purpose of this Supplemental Executive Retirement Plan for Officers of Northeast Utilities System Companies (the “Plan”) is to provide certain executives with (a) the benefits that would have been provided to them under the Northeast Utilities Service Company Retirement Plan (the “Retirement Plan”) if compensation and benefits were not subject to the limitations imposed by Sections 401(a)(17) and 415 of the Code and if annual awards to Participants under Northeast Utilities’ executive incentive plans (including the Northeast Utilities Executive Incentive Compensation Program (the “EICP”), the Northeast Utilities Executive Incentive Plan (the “EIP”), and the Northeast Utilities Incentive Plan (the “IP”) and other similar plans which may be adopted from time to time, each an “Incentive Plan” and in the aggregate, “Incentive Plans”) were included in the benefit calculations under the Retirement Plan, and (b) a supplemental retirement benefit in addition to the retirement benefit provided under the Retirement Plan and the benefits described in clause (a) above.  The Plan is not intended to meet the qualification requirements of Section 401 of the Code.  This document represents a complete restatement of the Plan effective as of January 1, 2009.

ARTICLE II

DEFINITIONS

When used herein with initial capital letters, each of the following terms shall have the corresponding meaning set forth below unless a different meaning is plainly required by the context in which the term is used:

2.1

“Actuarial Equivalent” or “Actuarially Equivalent” shall mean equivalence in value between two or more forms determined on the basis of the assumptions used in the Retirement Plan for determining actuarial equivalence between different forms of benefit at the time of such determination. Actuarial Equivalence between a joint and survivor Annuity and a straight life Annuity shall be determined by disregarding subsidized survivor Annuity benefits.

2.2

"Administrator" shall mean the plan administrator under the Retirement Plan and, to the extent a trust is established in accordance with Article XI, the trustee of such trust, their respective duties to be subject to written agreement between such plan administrator and such trustee.

2.3

“Annuity” shall mean a form of benefit payment that (a) provides a series of substantially equal periodic payments, payable not less frequently than annually, for the life (or life expectancy) of the Participant or the joint lives (or life expectancies) of the Participant and his or her designated beneficiary; and (b) is a form of annuity made available under the Retirement Plan at the Benefit Commencement Date that is Actuarially Equivalent to a straight life annuity.

2.4

“Benefit Commencement Date” shall mean the date on which payment of a Participant’s Make-Whole Benefit and Target Benefit, if any, commences, as provided in Article VI of this Plan.

2.5

"Board" shall mean the Board of Trustees of Northeast Utilities.

2.6

“Cause” shall have the meaning provided in the Special Severance Program for Officers of Northeast Utilities System Companies.

2.7

"Code" shall mean the Internal Revenue Code of 1986, as amended.

2.8

"Committee" shall mean the Compensation Committee that has been established by the Board, or any subsequent committee of the Board that has primary responsibility for compensation policies. In the absence of such a committee, "Committee" shall mean the Board or any committee of the Board designated by the Board to perform the functions of the Committee under the Plan.

2.9

"Compensation" shall have the same meaning as provided in the Retirement Plan, but shall also include amounts disregarded pursuant to Section 401(a)(17) of the Code, amounts (included in Compensation as earned) receipt of which is deferred by a Participant pursuant to a plan or agreement which is not qualified under the Code, and, for any period in question, annual awards under the Incentive Plan to the extent made with respect to performance during such period, each such award to be allocated on a pro rata basis to each of the calendar months in the period to which it relates. Long-Term Incentive Compensation Awards made under Incentive Plans after November 1, 2001 shall not be included in Compensation for purposes of this Plan; provided, however, that each individual who was a Participant prior to November 1, 2001 shall have credited to his or her Compensation in February each year while a Participant, in the same manner as such amount was credited in 2001, the “target” value of the stock option grants made to such Participant in February, 2001 for purposes of the Make-Whole Benefit and, if such individual was a Participant in the Target Benefit prior to October 2003, for purposes of the Target Benefit as well. For purposes of computing the value of a Participant's awards under the Incentive Plans, awards made in common shares of Northeast Utilities shall be valued by multiplying the per share New York Stock Exchange closing price on the date the award is approved by the Board by the number of shares awarded to such Participant. Notwithstanding the foregoing, if a Participant may become entitled to receive an award or awards under the Incentive Plans, and if the amount of such award(s), if any, will be determined after the Participant’s Benefit Commencement Date, then a provisional calculation of the Participant's Compensation during the period to which such award(s) relates (hereinafter the "Provisional Calculation") shall be made on or before the Participant's Benefit Commencement Date, and benefits payable to the Participant under this Plan shall be based upon the Participant's Compensation as determined under the Provisional Calculation until such calculation is replaced as hereinafter provided. A Participant's Compensation shall be determined under the Provisional Calculation by including the target amount of any award to the Participant under the Incentive Plans as Compensation in the period to which the award relates.  The Provisional Calculation shall be replaced by a permanent calculation of Compensation (hereinafter the "Permanent Calculation") as soon as administratively practicable after the amount of all awards that the Participant may become entitled to receive under the Incentive Plans has been determined, and as of such date the Participant’s benefit under this Plan shall be recalculated and thereafter paid based upon the Participant's Compensation as determined under the Permanent Calculation. The Permanent Calculation of a Participant's Compensation shall be determined by including as Compensation the amount of awards, if any, to the Participant under the Incentive Plans that are determined after the Participant's Benefit Commencement Date.  If the amount of the Participant’s benefit under this Plan as determined under the Permanent Calculation is greater than the amount of such benefit as determined under the Provisional Calculation, then the Employer shall make a lump sum payment to the Participant within 30 days following the date on which the Permanent Calculation is determined (which shall not be later than the first taxable year of the Participant in which the calculation of the Permanent Calculation is administratively practicable) equal to the difference between (a) the sum of the benefit payment(s) that would have been made to the Participant hereunder from the Benefit Commencement Date until the date on which the Permanent Calculation was determined if such benefit(s) had been calculated based on the Participant's Compensation as determined under the Permanent Calculation, and (b) the actual benefit payment(s) made to the Participant hereunder for such period. If the amount of the Participant's benefit under this Plan as determined under the Permanent Calculation is less than the amount of such benefit as determined under the Provisional Calculation, then each of the Participant's benefit payments after the date on which the Permanent Calculation is determined shall be reduced by the amount by which each benefit payment determined under the Provisional Calculation exceeded the benefit payment that would have been made under the Permanent Calculation until such time as the total amount of said reductions equals the difference between (i) the actual benefit payment(s) made to the Participant hereunder from the Benefit Commencement Date until the date on which the Permanent Calculation was determined, and (ii) the sum of such benefit payment(s) that the Participant would have received hereunder for such period if such benefit had been calculated based on the Participant's Compensation as determined under the Permanent Calculation.

2.10

"Compensation Limit Benefit" shall mean that portion of the Make-Whole Benefit determined disregarding the limitation of Section 401(a)(17) of the Code.

2.11

"Credited Service" shall mean the Participant's Credited Service under the Retirement Plan but shall exclude any additions to such Credited Service pursuant to any retirement incentive program.

2.12

"Disability" shall mean the Participant’s receipt of long-term disability benefits under the long-term disability program of the Northeast Utilities Service Company Flexible Benefits Plan, or its successor plan.

2.13

“Eligible Employee” shall mean any person (a) employed by an Employer on a regular full-time salaried basis, (b) designated an officer (excluding any assistant officers) of an Employer with a title of Vice President or of any higher rank, or who is  member of the Board, (c) who is a participant in the Retirement Plan, and (d) who does not have an agreement with the

Company to be eligible for other supplemental retirement benefits to substitute for the benefits provided under the Plan.

2.14

"Employer" includes, individually and/or collectively as the context requires, Northeast Utilities (“NU”), Northeast Utilities Service Company (“NUSCO”) and all other entities in which NU holds, directly or indirectly, more than a 50 percent voting interest and that have approved and adopted this Plan pursuant to Article XIV, whether or not an individual Employer directly compensates the Participant or the Participant appears on the payroll of such Employer.

2.15

"Final Average Compensation" shall mean a Participant's highest average annual Compensation earned for Credited Service during any 36 consecutive months (or lesser actual period of receiving compensation) preceding the calendar month in which the Participant’s Credited Service ends. In determining a Participant's 36 consecutive months of highest average annual Compensation, periods during which the Participant was not receiving Compensation shall be disregarded.

2.16

“Incentive Plan” or “Incentive Plans” shall have the meaning given such terms in Article I.

2.17

“Long-Term Incentive Compensation Awards” shall mean those awards under Incentive Plans which are intended to reward performance over a performance period of more than one year, including (a) performance units, restricted stock and similar awards, whether in cash or shares, which by their terms do not vest within a year from the grant date and (b) stock options and stock appreciation rights.  Annual bonus amounts payable in forms other than cash shall not be considered Long-Term Incentive Compensation Awards for purposes of this Plan.

2.18

"Make-Whole Benefit" shall mean the benefit described in Article IV.

2.19

"NU System employee" means a person employed by NU or by any entity in which NU holds, directly or indirectly, more than a 50 percent voting interest, whether or not such entity is an Employer.

2.20

"Participant" shall mean an employee of the Employer who is eligible to participate in the Plan pursuant to Article III.

2.21

“Specified Employee” shall mean an Employee who is a Vice President or more senior officer of the Employer at any time during a calendar year in which case such Employee shall be considered a Specified Employee for the 12-month period beginning on the first day of the fourth month immediately following the end of such calendar year.

2.22

"Target Benefit" shall mean the benefit described in Article V.

ARTICLE III

PARTICIPATION

Each Eligible Employee shall be a Participant in the Plan with respect to the Make-Whole Benefit.

Each Eligible Employee with a title of Senior Vice President, or more senior ranking officer of the Employer, shall be a Participant in the Plan with respect to the Target Benefit if approved by the Board for such participation.

ARTICLE IV

MAKE-WHOLE BENEFIT

If a Participant's employment as an NU system employee terminates after the Participant has satisfied the requirements for early, normal or deferred retirement under the Retirement Plan, such Participant shall be entitled to receive from the Employer under this Article an annual benefit having a value equal to the excess, if any, of (a) over (b), where:

(a)

is the annual benefit that would be payable to the Participant under the Retirement Plan, calculated (i) without the limitations imposed by Sections 401(a)(17) and 415 of the Code and (ii) by substituting the definition of "Compensation" set forth in this Plan for the definition of "Compensation" set forth in the Retirement Plan, and

(b)

is the annual benefit payable to the Participant under the Retirement Plan, calculated in accordance with the terms of the Retirement Plan.

For purposes of this Article IV, the annual benefit under the Retirement Plan shall be determined as a 33 1/3% joint and survivor Annuity provided the Participant is married on his or her retirement date and the Participant’s spouse is his or her contingent annuitant, or in the form of a straight life Annuity if the Participant is not married on his or her retirement date or if a married Participant’s spouse is not his or her contingent annuitant (regardless of whether or not such benefits are actually paid in such form) commencing on the Benefit Commencement Date (whether or not the Retirement Plan benefit is paid on such Benefit Commencement Date) and calculated in accordance with the assumptions provided in the Retirement Plan for purposes of determining the accrued benefit thereunder with respect to Benefit Commencement Dates occurring on or after the Participant’s attainment of age 55.

ARTICLE V

TARGET BENEFIT

If a Participant's employment as an NU system employee terminates on or after such Participant's attainment of age 60 (or earlier, if the Board so provides pursuant to Article X) and such Participant is then entitled to receive a vested benefit under the Retirement Plan, such Participant shall be entitled to receive a benefit from the Employer under this Article having a value equal to the excess, if any, of (a) over (b), where:

(a) equals a lifetime benefit in an annual amount equal to 50 percent (60 percent in the case of a Participant whose participation in the Plan with respect to the Target Benefit is effective  before February 1, 2005) of the Participant's Final Average Compensation multiplied by the ratio of the Participant's Credited Service at the date his or her Credited Service ends to twenty-five years (such ratio not to exceed one), which benefit may be reduced, if payment of the Target Benefit shall commence prior to the Participant's attainment of age 65 in accordance with the factors set forth in the Retirement Plan applicable to retirement benefits of employees retiring on an early retirement date. Credited Service and age are to be determined for purposes of this subsection (a) after taking into account any additions to age and/or Credited Service pursuant to any retirement incentive program; and

(b) equals the sum of (i) the annual benefit payable to the Participant under the Retirement Plan plus (ii) the annual Make-Whole Benefit payable to the Participant pursuant to Article IV of this Plan, both such annual benefits expressed in the form of a 50% joint and survivor Annuity which is calculated on the basis that the unreduced form of payment is a 33 1/3% joint and survivor Annuity, provided the Participant is married on his or her retirement date and the Participant’s spouse is his or her contingent annuitant, or in the form of a straight life Annuity if the Participant is not married on his or her retirement date or if a married Participant’s spouse is not his or her contingent annuitant (regardless of whether or not such benefits are actually paid in such form) commencing on the Benefit Commencement Date (whether or not the Retirement Plan benefit is paid on such Benefit Commencement Date).

Notwithstanding the foregoing, if a Participant's employment as an NU system employee terminates on account of his or her Disability, such Participant’s Target Benefit hereunder shall be reduced by the annual amount of benefits payable to the Participant under all group long term disability plans and policies of the Employer that are attributable to contributions made by the Employer.

ARTICLE VI

PAYMENT OF MAKE-WHOLE AND TARGET BENEFIT

The Make-Whole Benefit and the Target Benefit, if any, shall be paid to the Participant in the form of a 50% joint and survivor Annuity, if the Participant is married on his or her Benefit Commencement Date, or in the form of a straight life Annuity if the Participant is not married on his or her Benefit Commencement Date commencing on the first day of the month following the later of the month in which the Participant's employment as an NU system employee terminates or the month in which the Participant attains age 55.  A Participant may instead select payment in the form of any Actuarially Equivalent Annuity made available under the Retirement Plan at the Benefit Commencement Date, provided that such election is filed with the Committee before the Benefit Commencement Date.

With respect to the Make-Whole Benefit, for a married Participant whose spouse is the contingent annuitant, the life Annuity form of payment includes a fully subsidized 33 1/3% contingent Annuity to the Participant’s spouse, and other Annuity forms of payment available under the Retirement Plan shall be calculated on the basis that the life Annuity with the fully subsidized 33 1/3% contingent Annuity to the Participant’s spouse is the normal form of benefit, before conversion. With respect to the Target Benefit, for a married Participant whose spouse is the contingent annuitant, the survivor benefit payable under the 50% joint and survivor Annuity form of payment shall be fully subsidized and other Annuity forms of payment available under the Retirement Plan shall be calculated on the basis that the fully subsidized 50% joint and survivor Annuity is the normal form of benefit, before conversion.  Notwithstanding the foregoing, no straight life Annuity form of payment is available with respect to the Make-Whole Benefit or the Target Benefit for a married Participant; only a life Annuity with a 33 1/3% contingent Annuity to the Participant’s spouse is payable. Both the Make-Whole Benefit and the Target Benefit must be paid in the same form of Annuity. The calculation of benefits payable under the various forms provided in this Article VI shall be determined substantially in accordance with the sample calculations set forth in Addenda 1, 2 and 3 to this Plan.

Anything in this Plan to the contrary notwithstanding, payment to any Specified Employee upon termination of employment shall not commence until the date that is six months after the date of termination of employment (or, if earlier, the date of death of such Specified Employee, in which case the provisions of Articles VII and VIII shall apply). Any payment due within such six-month period will be adjusted to reflect the deferred payment date by multiplying the payment by: the product of (A) the interest discount rate used for financial accounting purposes to compute the present value liability of the Plan for its actuarial valuation for the plan year immediately preceding the Specified Employee’s termination of employment , and (B) a fraction, the numerator of which is the number of days by which such payment was delayed and the denominator of which is 365. The adjusted Annuity payments to which such Specified Employee would otherwise be entitled during such six months shall be accumulated and paid on the first Annuity payment date of the seventh month following termination of employment. The provisions of this paragraph to the contrary notwithstanding, a payment to or on behalf of a Participant shall be accelerated if payment is required to be made to an individual other than the Participant to fulfill a domestic relations order as defined in Section 414(p)(1)(B) of the Code.

The provisions of this Article VI to the contrary notwithstanding, a payment to a Participant (or his or her designated beneficiary) may be delayed to a date after the designated Benefit Commencement Date if calculation of the amount of the payment is not administratively practicable due to events beyond the control of the Participant (or his or her designated beneficiary) and such delay is for reasons that are commercially reasonable, provided that payment is made as soon as payment is administratively practicable.

ARTICLE VII

PRE-RETIREMENT DEATH BENEFIT WITH RESPECT TO

MAKE-WHOLE BENEFIT

If the spouse of a Participant in the Plan with respect to the Make-Whole Benefit is entitled to a death benefit under the Retirement Plan, said spouse shall be entitled to receive from the Employer an annual death benefit under this Plan payable in the form of a straight life Annuity for the life of the spouse equal to the difference between (a) the annual death benefit that would be payable to said spouse under the Retirement Plan as of the later  of the date on which the Participant would have attained age 55 and the date of the Participant's death, but calculated based on the benefit described in clause (a) of Article IV, and (b) the annual death benefit payable to said spouse under the Retirement Plan calculated on the assumption that such death benefit is payable as of the later of the date on which the Participant would have attained age 55 or the date of the Participant's death. Payments of such pre-retirement death benefit with respect to the Participant’s Make-Whole Benefit shall commence on the first day of the month following the later of the date the Participant would have attained age 55 or the date of the Participant's death; provided, however, if the Participant had attained age 45 and completed 20 or more years of service under the Retirement Plan at the date of death, payment shall be made at the date of death.

No death benefit with respect to a Make-Whole Benefit other than that set forth above shall be payable under this Plan if a Participant dies prior to the Participant’s Benefit Commencement Date.

ARTICLE VIII

PRE-RETIREMENT DEATH BENEFIT WITH RESPECT TO TARGET BENEFIT

If a Participant in the Plan with respect to the Target Benefit should die after having become vested with respect to a Target Benefit but prior to the Participant’s Benefit Commencement Date, or at a time when he or she would have become vested upon termination of employment as an NU System employee, in accordance with Article X, and if such Participant's spouse is entitled to a death benefit under the Retirement Plan, said spouse shall be entitled to receive from the Employer a death benefit in the form of monthly payments for the life of the spouse in an amount equal to 50% of the Participant's Target Benefit calculated on the assumption that the Target Benefit was payable as a straight life Annuity to a married Participant as of the later of the date on which the Participant would have attained age 55 and the date of the Participant’s death..  Payment of such pre-retirement death benefit with respect to the Participant’s Target Benefit shall commence on the first day of the month following the later of the date the Participant would have attained age 55 or the date of the Participant's death.

No death benefit with respect to a Target Benefit other than that set forth above shall be payable under this Plan if a Participant dies prior to the Benefit Commencement Date.

ARTICLE IX

POST-RETIREMENT DEATH BENEFIT

No death benefit shall be payable under this Plan in the event of a Participant’s death following his or her Benefit Commencement Date except in accordance with the Annuity option elected by such Participant or pursuant to which benefits were automatically paid to such Participant as provided in Article VI.

ARTICLE X

FORFEITURE

A Participant shall be vested and shall have a nonforfeitable right with respect to (a) the Make-Whole Benefit if such Participant terminates his or her employment as an NU System employee after meeting the requirements for early, normal or deferred retirement under the Retirement Plan, and (b) the Target Benefit if such Participant's employment as an NU system employee terminates on or after such Participant's attainment of age 60, or such earlier age established by the Board at the time the Employee’s eligibility for the Target Benefit is established. Notwithstanding the foregoing, if a Participant shall be discharged for Cause, or performs acts of willful malfeasance or gross negligence in a matter of material importance to the Employer, payments that thereafter would have been payable to the Participant or such Participant's spouse or beneficiary may, at the sole discretion of the Committee, be forfeited, and the Employer shall have no further obligation hereunder to the Participant or such Participant's spouse; provided, however, that the forfeiture provisions of this Article X, as such provisions apply to a Target Benefit, may be amended by the express terms of a written agreement, approved by the Committee, between NU and a Participant.

ARTICLE XI

FUNDING

Benefits payable under this Plan shall be "unfunded," as that term is used in Sections 201(2), 301(a)(3), 401(a)(1) and 4021(a)(6) of the Employee Retirement Income Security Act of 1974, as amended, with respect to unfunded plans maintained primarily for the purpose of providing deferred compensation to a select group of management or highly compensated employees, and the Administrator shall administer this Plan in a manner that will ensure that benefits are unfunded and that Participants will not be considered to have received a taxable economic benefit prior to the time at which benefits are actually payable hereunder. Accordingly, the Employer shall not be required to segregate or earmark any of its assets for the benefit of Participants or their spouses or other beneficiaries, and each such person shall have only a contractual right against the Employer for benefits hereunder. The Company may from time to time establish a trust and deposit with the trustee thereof funds to be held in trust for the payment of benefits hereunder, provided, that the use of such funds for such purpose shall be subject to the claims of the Company’s general creditors as set forth in the agreement establishing any such trust.  The rights and interests of a Participant under this Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge or encumbrance by a Participant or any person claiming under or through a Participant, nor shall they be subject to the debts, contracts, liabilities or torts of a Participant or anyone else prior to payment, except as otherwise provided in Article VI to fulfill a domestic relations order as defined in Section 414(p)(1)(B) of the Code.

ARTICLE XII

ADMINISTRATION

The Plan shall be operated under the direction of the Committee and administered by the Administrator. The calculation of all benefits payable under the Plan shall be performed by the Administrator, subject to the review of the Committee in its discretion. The Committee shall have the sole discretion to determine all questions arising in connection with the Plan, to interpret the provisions of the Plan and to construe all of its terms, to adopt, amend, and rescind rules and regulations for the administration of the Plan, and generally to conduct and administer the Plan and to make all determinations in connection with the Plan as may be necessary or advisable.  All such actions of the Committee shall be conclusive and binding upon all Participants, former Participants, spouses and other persons.

ARTICLE XIII

CLAIMS PROCEDURE

All claims for benefits under this Plan shall be determined under the claims procedure in effect under the Retirement Plan on the date that such claims are submitted, except that the Administrator shall make initial determinations with respect to claims hereunder and the Committee shall decide appeals of such determinations. Notwithstanding the foregoing, if, with respect to a Participant, the forfeiture provisions of Article X are amended by the terms of a written agreement as provided in such Article, the claims procedure, if any, set forth in such written agreement shall supersede the claims procedure set forth in this Article with respect to the Target Benefit of such Participant.

ARTICLE XIV

ADOPTION BY EMPLOYER, OBLIGATIONS OF EMPLOYER

(a)

At the earliest feasible time or times, NU shall cause each entity in which it now or hereafter holds, directly or indirectly, more than a 50 percent voting interest and that has not less than 50 employees on its direct payroll to approve and adopt this Plan and, by such approval and adoption, to be bound by the terms hereof.

(b)

Benefits under this Plan shall, in the first instance, be paid and satisfied by NUSCO, whether from a trust set up as provided in Article XI or otherwise. If NUSCO shall be dissolved or for any other reason shall fail to pay and satisfy such benefits, through such trust or otherwise, each individual Employer shall pay and satisfy its share of such benefits, such share to be the ratio of the Participant's Compensation, as defined in this Plan, charged to such Employer during the three calendar years immediately preceding the year in which the Participant's employment as an NU system employee terminates to the total of the Participant’s Compensation charged to all Employers during the same period.

(c)

The Declaration of Trust of NU provides that no shareholder of NU shall be held to any liability whatever for the payment of any sum of money, or for damages or otherwise under any contract, obligation or undertaking made, entered into or issued by the trustees of NU or by any officer, agent or representative elected or appointed by the trustees and no such contract, obligation or undertaking shall be enforceable against the trustees or any of them in their or his individual capacities or capacity and all such contracts, obligations and undertakings shall be enforceable only against the trustees as such and every person, firm, association, trust and corporation having any claim or demand arising out of any such contract, obligation or undertaking shall look only to the trust estate for the payment or satisfaction thereof. Any liability for benefits under this Plan incurred by NU shall be subject to the foregoing provisions of this Subsection (c).

ARTICLE XV

MISCELLANEOUS

15.1

Amendment or Termination.  The Board or the Committee may amend or discontinue the Plan at any time; provided, however, that no amendment or discontinuation shall diminish the Employer's obligation to provide any benefits accrued to the date of such amendment or discontinuation. For purposes of the foregoing, "benefits accrued" shall mean the value of a Participant's benefit under the Plan, as of the date of amendment or discontinuation of the Plan, (a) with respect to the Make-Whole Benefit, based upon the Participant's Compensation, Final Average Compensation, Credited Service and Retirement Plan benefit as of such date, and (b) with respect to the Target Benefit, based upon the Participant's Final Average Compensation, Credited Service, Retirement Plan benefit and Make-Whole Benefit as of such date. A Participant with an accrued but unvested benefit under the Plan as of the date of amendment or discontinuation of the Plan shall become vested with respect to such benefit upon such Participant's satisfaction of the requirements of Article IV or V, as the case may be. Notwithstanding the foregoing, no such amendment or discontinuation of the Plan shall cause any payment that a Participant or spouse is entitled to receive under this Plan to become subject to an income tax penalty or interest under Section 409A of the Code and no such discontinuation of the Plan may be effected except in accordance with Section 1.409A-3(j)(4)(ix) of the Treasury Regulations.

15.2

Cost of Living Adjustments.  Cost of living adjustments applicable to a Participant's benefit under the Retirement Plan after the date of determination of the benefits under this Plan shall not affect the amount of the benefits under this Plan, and the provision of such adjustments under the Retirement Plan shall not in any way obligate the Employer to provide an equivalent adjustment with respect to the benefits under this Plan.

15.3

Headings.  Headings are included in the Plan for convenience only and are not substantive provisions of the Plan.

15.4

Applicable Law.  The interpretation of the provisions and the administration of the Plan shall be governed by the laws of the State of Connecticut. .  Anything in this Plan to the contrary notwithstanding, the terms of this Plan shall be interpreted and applied in a manner consistent with the requirements of Section 409A of the Code and the Treasury Regulations thereunder and the Employer shall have no right to make any payment under this Plan except to the extent such action would not subject any Participant or spouse to the payment of any tax penalty or interest under Section 409A of the Code. The Employer shall have no obligation, however, to reimburse a Participant or spouse for any tax penalty or interest payable or provide a gross-up payment in connection with any tax liability of a Participant or spouse under Section 409A of the Code except that this provision shall not apply in the event of the Employer’s negligence or willful disregard in interpreting the application of  Section 409A of the Code to the Plan which negligence or willful disregard causes the Participant or spouse to become subject to a tax penalty or interest payable under Section 409A of the Code, in which case the Employer will reimburse the Participant or spouse, as the case may be, on an after-tax basis for any such tax penalty or interest not later than the last day of the taxable year next following the taxable year in which the Participant or spouse remits the applicable taxes and interest.